Exhibit 99.1


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of MIV Therapeutics, Inc. (the "Company") on Form 10-QSB/A for the three months ending November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Alan P. Lindsay, as President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/Alan Lindsay
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Alan P. Lindsay
President and CEO
April 21, 2004